UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2015

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2015, the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) approved and adopted amendments (the “Amendments”) to the Company’s First Amended and Restated Bylaws, as amended (the “Bylaws”). As part of these Amendments, Article II, Section 8 of the Bylaws was amended to replace the current plurality-vote standard for uncontested trustee elections with a majority-vote standard, effective June 1, 2015.  As a result, at each meeting of shareholders at which the election of a trustee is uncontested, beginning with the 2016 annual meeting of shareholders, a nominee will be elected as a trustee only if the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Trustees will continue to be elected by a plurality of the votes cast in contested elections. An election will be considered to be contested if the number of nominees exceeds the number of trustees to be elected as of the last day on which a shareholder could timely provide notice to the Company’s secretary of the shareholder’s intent to nominate a person for election to the Board pursuant to the advance notice provisions set forth in Article II, Section 12 of the Bylaws.

The Board also amended Article II, Section 2 of the Bylaws to provide that, effective immediately, the date of the annual meeting of shareholders may be any date set by the Board of Trustees after the annual report has been delivered to shareholders. The Bylaws previously required the annual meeting of shareholders to be held between April 15 and May 15 of each year.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

Corporate Governance Guidelines

On January 19, 2015, in connection with the amendment and restatement of the Bylaws disclosed in Item 5.03 of this Current Report on Form 8-K, the Company also amended its Corporate Governance Guidelines (the “Guidelines”) to provide that, effective June 1, 2015, if an incumbent trustee is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the trustee will promptly offer to tender his or her resignation as a trustee, subject to acceptance by the Board. The Corporate Governance and Nominating Committee (the “Committee”) must make a recommendation to the Board as to whether to accept or reject such offer to resign, or whether other action should be taken with respect to such offer to resign. The Committee and the Board may consider any factors they deem appropriate and relevant in deciding whether to accept, reject or take other action with respect to any such offer to resign. The Board must publicly disclose within 90 days of certification of the shareholder vote its decision and rationale regarding whether to accept, reject or take other action with respect to such offer in a press release, a periodic or current report filed with the Securities and Exchange Commission, or other public announcement. If any trustee’s offer to resign is not accepted by the Board, such trustee will continue to serve until his or her successor is elected and qualifies or his or her earlier resignation or removal. If any trustee’s offer to resign is accepted by the Board, then such trustee will thereupon cease to be a trustee of the Company, and the Board, in its sole discretion, may fill the resulting vacancy or may decrease the size of the Board pursuant to the Bylaws.

The foregoing summary of the changes to the Guidelines does not purport to be complete. The full text of the Guidelines, as amended, is available in the “Investor Relations—Governance Documents” section of the Company’s website at http://www.kiterealty.com. The information on the Company’s website is not incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

 (b) Not applicable.

(c) Not applicable.

 (d) Exhibits.

Exhibit Number	Description
3.1	Second Amendment to the First Amended and Restated Bylaws of Kite Realty Group Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: January 22, 2015	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amendment to the First Amended and Restated Bylaws of Kite Realty Group Trust